SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                 ____________________


                                       FORM 8-K

                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported):  August 17, 1994


                              AMERICAN CYANAMID COMPANY
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                (Exact name of registrant as specified in its charter)


                                        MAINE
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                    (State or other jurisdiction of incorporation)


                    1-3426                             13-0430890
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               Commission File Number                  (IRS Employer
          Identification No.)


          One Cynamid Plaza, Wayne, NJ                     07470
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          (Address of principal executive offices)      (Zip Code)


                                    201-831-2000
                         -----------------------------------
                            Registrant's Telephone Number





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          ITEM 5.    Other Events.
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               On August 17, 1994, American Cyanamid Company (the
          "Company") and American Home Products Corporation ("AHP") entered
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          into a definitive agreement (as the same may be amended from time to time, the "Merger Agreement") providing for the acquisition by
                        ----------------
          AHP of the issued and outstanding shares of common stock, par value $5.00 per share (the "Shares"), including the associated Rights (as
                          ------
          defined below), of the Company at $101.00 per share in cash.
          Pursuant to the Merger Agreement, AC Acquisition Corp., a wholly owned subsidiary of AHP, will amend its outstanding tender offer (the "Offer") for all Shares as soon as practicable and in any event
           -----
          within five business days after August 17, 1994 and the Offer will be followed by a Merger in which any remaining Shares (other than common stock held by shareholders who have perfected any appraisal rights available under Maine law) will be converted into the right to receive $101.00 per Share in cash or any higher price per Share that may be paid in the Offer. The joint press release of the Company and AHP is filed as Exhibit 20.1 hereto and incorporated herein by reference.

               On August 17, 1994, the Board of Directors of the Company adopted an amendment of the Rights Agreement (the "Rights
                                                             ------
          Agreement") dated as of March 10, 1986 between the Company and
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          Mellon Bank, N.A., as Successor Rights Agent.  Capitalized
          terms used below and not defined have the respective meanings set forth in the Rights Agreement. The amendment provides as follows:

                (i) Section 1(a) of the Rights Agreement is amended to
                    provide that no person who acquires beneficial ownership of 20% or more of the Shares then issued and outstanding, pursuant to a cash tender offer for all of the Shares then issued and outstanding, at a price of at least $101.00 per Share shall be deemed an Acquiring Person.

               (ii) Section 3(a) of the Rights Agreement is amended to
                    provide that the Distribution Date shall be the earlier of (i) the close of business on the tenth day after the Stock Acquisition Date or (ii) the close of business on any day, as determined by the Board, acting in its sole discretion, following the tenth business day after the date that a tender or exchange offer to purchase at least 30% of the Shares is commenced by any Person (other than the Company, any Subsidiary of the Company, any employee benefits plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed, or established by the Company for or pursuant to the terms of any such plan).




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              (iii) Section 11(a)(ii)(B) of the Rights Agreement is
                    amended to provide that in the event any Person (other than the Company, any Subsidiary of the Company, any employee benefits plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed, or established by the Company for or pursuant to the terms of any such plan), alone or together with its Affiliates and Associates, shall become the Beneficial Owner of 20% or more of the Shares then issued and outstanding, other than pursuant to any transaction set forth in Section 13(a) thereof, provisions shall be made so that each holder of a Right (except as provided in the Section 7(e) and elsewhere in the Rights Agreement) shall thereafter have the right to receive upon exercise of the Right, two shares of Common Stock (or in certain circumstances a combination of cash, other property, Common Stock and/or other securities) at 25% of the then per share market price of the Common Stock.

               (iv) Section 34 of the Rights Agreement is added to the
                    Rights Agreement to provide that notwithstanding any provision of Section 13 or any other provision of the Rights Agreement to the contrary, if any Person consummates a cash tender offer for at least $101.00 per Share and then consummates a Merger whereby the remaining shares of Common Stock are converted into the right to receive $101.00 or any higher amount paid for Shares under the tender offer, the Rights shall in no event and under no circumstances be exercisable and no supplemental agreement pursuant to Section 13 shall be required in connection with a Second Step Merger.

                    The full text of the amendment to the Rights Agreement is filed as Exhibit 4.1 hereto, and the foregoing summary is qualified in its entirety by reference to such Exhibit.















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          ITEM 7.  Financial Statements and Exhibits
                   ---------------------------------

          Exhibits

          4.1 Amendment Agreement dated as of August 17, 1994, between American Cyanamid Company and The Chase Manhattan Bank, N.A. as Rights Agent.

          20.1 Press Release dated August 17, 1994.













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                                      SIGNATURES


                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


          Dated:  August 18, 1994

                                             AMERICAN CYANAMID COMPANY



                                             By:  /s/ A.C. Brennan
                                                  -------------------------
                                                   Alice C. Brennan
                                                   Secretary













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                                    EXHIBIT INDEX



       Number                   Description                        Page Number
       ------                   -----------                        -----------

          4.1     Amendment Agreement dated as of August 17, 1994
                  between American Cynamid Company and Mellon
                  Bank, N.A.                                             6

          20      Press Release                                         11